UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Communications Sales & Leasing, Inc. (the “Company”) approved the Communications Sales & Leasing, Inc. 2017 Short Term Incentive Plan (the “Plan”), which will be administered by the Committee.  The Plan permits the Committee to award and pay performance-based cash bonuses to the Company’s President and Chief Executive Officer, Executive Vice President — Chief Financial Officer and Treasurer, Executive Vice President — General Counsel and Secretary and Executive Vice President — President of Fiber Operations (the “Eligible Executives”), upon the attainment of certain criteria set forth in the Plan. The Plan is designed to reward and motivate the Eligible Executives to achieve certain performance goals during 2017 and to promote the alignment of the Eligible Executives’ interests with those of the Company’s stockholders.

In connection with adopting the Plan, the Committee approved award opportunities for each of the Eligible Executives for 2017. The Committee approved the following threshold (i.e., minimum), target and superior payout opportunities, expressed as a percentage of base salary, that the Eligible Executives are eligible to receive under the Plan:

	2017 Short Term Incentive Plan Payout Opportunities (as a percentage of base salary)
Name	Threshold	Target	Superior
Kenneth A. Gunderman President and Chief Executive Officer	75%	150%	225%
Mark A. Wallace Executive Vice President — Chief Financial Officer and Treasurer	50%	100%	150%
Daniel L. Heard Executive Vice President — General Counsel and Secretary	50%	100%	150%
Ronald J. Mudry Executive Vice President — President of Fiber Operations	50%	100%	150%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President — General Counsel and Secretary